BAGELL, JOSEPHS & COMPANY, L.L.C.

Certified Public Accountants

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated March 14, 2005, accompanying the financial statements of Rx Staffing, Inc. on Form SB-2 as of December 31, 2004, and for the period December 6, 2004 (Inception) through January 31, 2005.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Rx Staffing, Inc. on Form SB-2.

Signed,

/s/ Bagell, Josephs & Company, LLC

Bagell, Josephs & Company, L.L.C.

May 23, 2005